                                                                      APPENDIX A

                                                                EXHIBIT 10(h)(3)


                                HUNT CORPORATION

                           DEFERRED COMPENSATION PLAN
                                       FOR
                               DONALD L. THOMPSON


                  WHEREAS, Hunt Manufacturing Co. established a Phantom Stock Plan for Donald L. Thompson, effective June 1, 1996; and

                  WHEREAS, Hunt Manufacturing Co. is now known as Hunt Corporation; and

                  WHEREAS, it is desired to modify the Phantom Stock Plan by providing a deferred cash account instead of a stock account, effective June 28, 2000 with the value of such deferred cash account on June 28, 2000 being equal to the value of the phantom shares in the stock account on such date; and

                  WHEREAS, it is desired to make certain other changes and to change the name of the plan to the Deferred Compensation Plan for Donald L. Thompson;

                  NOW, THEREFORE, the Plan is hereby amended and restated, effective June 28, 2000, to read as follows:


                                    ARTICLE I
                                 Purpose of Plan
                                 ---------------

                  1.1 Purpose. The purpose of the HUNT CORPORATION DEFERRED COMPENSATION PLAN FOR DONALD L. THOMPSON (the "Plan") as herein amended is to replace the Stock Account under the Plan as of June 28, 2000 with a Deferred Cash Account as provided in Article V.


                                   ARTICLE II
                                   Definitions
                                   -----------

                  Whenever the following terms are used in the Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary:

                  2.1 Beneficiary shall mean such person or persons or legal entity as may be designated by the Participant to receive benefits hereunder after the Participant's death, or in the absence of such designation, the personal or legal representative of the Participant.

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                                                                      APPENDIX A


                  2.2 Benefit Account shall mean the account established pursuant to Section 6.2(A).

                  2.3 Board shall mean the Board of Directors of the Company.

                  2.4 Code shall mean the Internal Revenue Code of 1986, as amended.

                  2.5 Committee shall mean the Compensation Committee of the Board.

                  2.6 Common Stock shall mean shares of Hunt Corporation common stock, par value $.10 per share.

                  2.7 Company shall mean Hunt Corporation.

                  2.8 Deferred Cash Account shall mean the account established by the Committee, effective June 28, 2000, to replace the Stock Account as of such date as provided in Article V.

                  2.9 Dividend Account shall mean the account established by the Committee for the Participant and to which the undistributed portion of the Participant's Dividend Amounts and payments attributable thereto are credited or debited.

                  2.10 Dividend Amount shall mean the amount to which the Participant becomes entitled at the time that shareholders of Common Stock are paid cash dividends on such Stock, determined as provided in Article V.

                  2.11 Effective Date shall mean June 1, 1996, or, if earlier, the date on which the Participant commences employment with the Company.

                  2.12 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  2.13 Interest shall mean the average monthly rate of interest paid on ten-year bonds on a specified date, as evidenced by the Moody's Ten-Year Bond Index, multiplied by 1.333.

                  2.14 Participant shall mean Donald L. Thompson.

                  2.15 Phantom Stock shall mean the number of shares which were credited to the Participant's Stock Account prior to the Restatement Effective Date and with respect to which dividends continue to be credited to the Participant's Dividend Account as provided in Article V.

                  2.16 Plan shall mean the HUNT CORPORATION DEFERRED COMPENSATION PLAN FOR DONALD L. THOMPSON.

                  2.17 Plan Year shall mean the fiscal year of the Plan ending each December 31.

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                                                                      APPENDIX A


                  2.18 Restatement Effective Date shall mean June 28, 2000.

                  2.19 Separation Date shall mean the date on which a Participant terminates employment with the Company (whether by retirement, death, resignation, discharge, or otherwise).

                  2.20 Stock Account shall mean the account in effect prior to the Restatement Effective Date, which Account reflected the value of 175,000 shares of Phantom Stock which were deemed to be the equivalent of an equal number of shares of Common Stock.

                  2.21 Valuation Date shall mean June 28, 2000, July 31, 2000 and the last day of each calendar month thereafter.


                                   ARTICLE III
                                  Participation
                                  -------------

                  3.1 Participation. Participation began on the Effective Date. Participation in the Plan shall continue until the Participant's Separation Date.


                                   ARTICLE IV
                     Establishment of Deferred Cash Account
                     --------------------------------------

                  4.1 Deferred Cash Account. The Committee shall replace the Stock Account under the Plan with a Deferred Cash Account and the Stock Account shall cease to exist effective June 28, 2000.

                  4.2 Valuation of Stock Account. The opening value of the Deferred Cash Account shall equal the closing value of the Stock Account on June 28, 2000, determined by reference to the mean between the highest and lowest quoted selling prices of the Common Stock on the New York Stock Exchange on such Valuation Date, as reported in The Wall Street Journal. Such value has been determined by the Committee to be $9.6875. Such determination is conclusive.

                  4.3 Adjustments to Deferred Cash Account. Prior to the Participant's Separation Date the amount credited to the Deferred Cash Account shall be debited $175,000 for each $1.00 decline in the price of Common Stock below the value established in Section 4.2, and shall subsequently be credited $175,000 for each $1.00 increase in the price of Common Stock up to the value established in Section 4.2. No other amount shall be credited or debited until the Participant's Separation Date at which time Interest shall accrue with respect to the Participant's Benefit Account as provided in Section 6.2(A).

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                                                                      APPENDIX A


                                    ARTICLE V
                              Dividend Account and
                  Allocation and Crediting of Dividend Amounts
                  --------------------------------------------

                  5.1 Dividend Account. The Committee shall continue to maintain, for the Participant, a separate Dividend Account to record the undistributed Dividend Amounts of the Participant.

                  5.2 Entitlement to and Calculation of Dividend Amounts. Following the Restatement Effective Date, the Participant shall continue to be treated for purposes of this Article V only as if he were still credited with 175,000 shares of Phantom Stock. Whenever the shareholders of Common Stock become entitled to receive cash dividends on such common stock, the Participant shall become entitled to a Dividend Amount. Such Dividend Amount shall be determined by multiplying the per share cash dividend payable to shareholders of the Common Stock by 175,000.

                  5.3 Distribution of Vested Dividend Amounts. Not later than each November 30 until the Participant's Separation Date, the Participant may elect, by filing an appropriate form with the Committee, to receive a cash distribution of the Dividend Amount otherwise allocable to the Participant's Dividend Account for the following calendar year, multiplied by the Participant's Vesting Percentage. Such cash distribution shall be made to the Participant at the same time that cash dividends are paid to the shareholders of Common Stock. Such cash distributions shall not be treated as "compensation" for purposes of benefits pursuant to the Company's benefit plans.

                  5.4 Treatment of Undistributed Dividend Amounts. That portion of the Participant's Dividend Amount which is not distributed in accordance with
Section 5.3 shall be credited to his Dividend Account and shall vest in accordance with Section 6.1(B). Amounts credited to the Participant's Dividend Account shall be credited with earnings, on the last day of each month, at the rate of Interest in effect on the first day of the month. The vested amount in the Participant's Dividend Account shall be distributed in accordance with
Section 6.2.


                                   ARTICLE VI
                     Distribution of Benefits on Separation

                  6.1 Vesting.

                      (A) Deferred Cash Account. The Participant's right to the cash value of the amounts credited to his Deferred Cash Account is fully vested (non-forfeitable).

                      (B) Dividend Account. The Participant shall have a vested (non-forfeitable) right to the amount credited to his Dividend Account equal to:

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                                                                      APPENDIX A


                          (1) the total of all Dividend Amounts to which the
Participant has become entitled (including portions of such Dividend Amounts which have been distributed to the Participant); less

                          (2) the total of all Dividend Amounts which have been
distributed to the Participant.

                  6.2 Distribution of Benefits on Separation.

                      (A) Amount of Benefits. The amount of benefits payable to a Participant (or his Beneficiary) under the Plan, as a distribution after the Participant's Separation Date, shall be equal to the sum of (a) the Participant's vested interest in his Dividend Account, plus (b) the value of the Participant's Deferred Cash Account as of the Valuation Date last preceding such Separation Date. Effective as of such Valuation Date, the amount of benefit so determined shall be credited to the Participant's Benefit Account and shall thereafter be credited with Interest on the last day of each month at the rate of Interest determined on the first day of such month.

                      (B) Method and Timing of Payment. The benefits payable hereunder to the Participant, or in the event of the Participant's death, to the Participant's beneficiary, shall be paid in one lump sum or in monthly, quarterly, semi-annual or annual installments, as the Participant elects. Payment shall be made or commence to be made as of any date following the Participant's Separation Date as elected by the Participant, provided that the Participant's entire benefit is distributed to him or to his beneficiary no later than the 20th anniversary of his Separation Date. Subject to the foregoing, the time and method of payment elected may differ with respect to payment to the Participant and payment to a beneficiary. Interest will continue to be credited subsequent to his Separation Date, as provided in Section 6.2(A), with respect to any amount remaining in his Benefit Account until full payment has been made.

                      (C) Timing of Election. The Participant's initial election regarding the time and form of payment to him of the amount in his Benefit Account must be made no later than 90 days prior to the beginning of the calendar year in which his Separation Date occurs. The Participant may modify such initial election once, provided such subsequent election is made at least 12 months prior to the date payment would otherwise be made or commence to be made in accordance with his initial election. The Participant shall also elect the time and method of payment to a beneficiary in the event of his death and may modify such election at any time prior to his death.

                  6.3 Emergency Distributions.

                      (A) The Compensation Committee may at any time make a payment to a Participant in an amount up to the Participant's vested portion of his Deferred Cash and Dividend Accounts, or following his Separation Date, from his Benefit Account, upon a showing of an unforeseeable emergency. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Code) of the Participant, loss of property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of

                                      A-5
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                                                                      APPENDIX A


the Participant. The need to send a Participant's child to college or the desire to purchase a home are not unforeseeable emergencies. Payments may not be made to the extent the hardship is or may be relieved (1) through reimbursement or compensation by insurance or otherwise, or (2) by liquidation of the Participant's assets, to the extent such liquidation would not itself cause severe financial hardship. The determination of whether an unforeseeable emergency within the meaning of this Section 6.3(A) exists shall be made at the sole discretion of the Compensation Committee. The amount of any such emergency distribution shall be limited to the amount necessary to meet the emergency.

                      (B) In addition to the distributions permitted under
Section 6.3(A), the Participant may, at any time, request the Compensation Committee to distribute all or part of the vested portion of his Deferred Cash and Dividend Accounts, or following his Separation Date, from his Benefit Account, to him, which distributions shall be reduced by a 6% discount as a restriction on the availability of distributions pursuant to this Section 6.3(B).


                                   ARTICLE VII
                                     Funding
                                     -------

                  7.1 Plan Unfunded. The Plan shall be unfunded and no trust shall be created. The Participant's Deferred Cash Account and Dividend Account shall be reflected solely through bookkeeping entries. No actual funds shall be set aside. All benefits shall be paid by the Company from its general assets, and the Participant (or his Beneficiary) shall have only the rights of a general, unsecured creditor against the Company for any distributions due hereunder. The foregoing notwithstanding, the Company shall establish a grantor or "rabbi" trust for the purpose of enabling the Company to provide for the payment of benefits hereunder as they come due. Contributions to the rabbi trust shall be made by the Company at such times and in such amounts as the Board, in its sole discretion, shall determine.


                                  ARTICLE VIII
                                 Administration
                                 --------------

                  8.1 Compensation Committee. The Compensation Committee of the Board shall be in charge of the operation and administration of the Plan. The Committee may, however, delegate specific administrative responsibilities to officers or employees of the Company or to other individuals, all of whom shall serve at the pleasure of the Committee and, if full-time employees of the Company, without additional compensation.

                  8.2 Powers and Duties of Committee. The Committee shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out such terms. The Committee shall act by a majority of its members at the time in office, and such action may be taken by a vote at a meeting or in writing without a meeting. The Chairman, or any member of the Committee designated by the Chairman, shall execute any certificate, instrument or other written direction on behalf of the Committee and shall direct the payment of benefits under the Plan. All interpretations of the Plan, and questions concerning its administration and application, shall be determined by the Committee in its sole discretion, and such determination shall be binding on all Participants and their Beneficiaries.

                                      A-6
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                                                                      APPENDIX A


                  8.3 Records and Reports. The Committee shall maintain records which shall contain all relevant data pertaining to the Participant and his rights under the Plan. It shall have the duty to carry into effect all rights or benefits provided hereunder to the extent Company assets are properly available therefor.

                  8.4 Payments of Expenses. The Company shall pay all expenses of administering the Plan.

                  8.5 Indemnification for Liability. The Company shall indemnify the members of the Committee and other employees of the Company to whom the Committee has delegated administrative or fiduciary duties against any and all claims, losses, damages, expenses, and liabilities arising from their responsibilities in connection with the Plan, unless the same is determined to be due to gross negligence or willful misconduct.

                  8.6 Claims Procedure. A claim for benefits under the Plan shall be filed with the Chairman of the Committee. Written notice of the disposition of a claim shall be furnished the Participant within 30 days after the application therefor is filed. In the event the claim is denied, the specific reasons for such denial shall be set forth, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the Participant can perfect his claim will be provided.

                  8.7 Claims Review Procedure. The Participant or a Beneficiary who has been denied a benefit, shall be entitled, upon request to the Chairman of the Committee, to receive a written notice of such action, together with a full and clear statement of the reasons for the action. If the Participant or Beneficiary wishes further consideration of such claimant's position, the claimant may by written application request a hearing. The written request together with a written statement of the claimant's position, shall be filed with the Committee no later than 90 days after receipt of the written notification provided for above or in Section 8.6. The Committee shall schedule an opportunity for a full and fair hearing of the issue within 30 days following receipt of the claimant's written statement. The decision following such hearing shall be made within 30 days of such hearing and shall be communicated in writing to the claimant.

                  8.8 Reporting and Disclosure Requirements. In order to comply with the requirements of Title I of ERISA, the Company:

                      (a) Has filed a statement with the Secretary of Labor that includes the name and address of the employer, the employer identification number assigned by the Internal Revenue Service, a declaration that the Company maintains the Plan primarily for the purpose of providing deferred compensation for a management and highly compensated employee and a statement of the number of such plans and the number of employees in each; and

                      (b) Shall provide plan documents, if any, to the Secretary of Labor upon request as required by Section 104(a)(1) of ERISA. It is intended that this provision comply with requirements of DOL Reg. Section 2520.104-23.

                                      A-7
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                                                                      APPENDIX A


                                   ARTICLE IX
                            Amendment and Termination
                            -------------------------

                  9.1 Amendment and Termination. The Board shall have the right, at any time, by an affirmative vote of a majority thereof, to amend or terminate, in whole or in part, the Plan, provided that such amendment or termination shall not adversely affect the right of the Participant to the benefits set forth in the Plan as effective June 1, 1996, including the right to accrue further Interest as provided herein, except as otherwise agreed to by the Participant.


                                    ARTICLE X
                            Miscellaneous Provisions
                            ------------------------

                  10.1 Alienation or Assignment of Benefits. The Participant's rights and interest under the Plan may not be assigned or transferred prior to his death, and then only pursuant to the provisions of this Plan.

                  10.2 Right to Withhold. The Company shall have the right to deduct from all cash payments any Federal, state or local taxes required by law to be withheld with respect to such cash payments.

                  10.3 Construction. All legal questions pertaining to the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania except as preempted by Federal law.

                                      A-8
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                                                                      APPENDIX A


                  10.4 Headings. The headings are for reference only. In the event of a conflict between a heading and the content of an Article or Section, the content of the Article or Section shall control.

                  IN WITNESS WHEREOF, HUNT CORPORATION has caused this Plan to be duly executed, under seal, this 3rd day of October, 2000.

ATTEST:                                              HUNT CORPORATION


/s/ Dennis Pizzica                                   By: /s/ John Carney
---------------------------                          ---------------------------
Asst. Secretary

[Corporate Seal]


Agreed to by:


     /s/ Donald Thompson
--------------------------------
              Donald L. Thompson




                                      A-9